CONSENT OF ADVEST, INC.


         Advest, Inc. ("Advest") hereby consents to the inclusion of its Opinion regarding the fairness, from a financial point of view, of the consideration to be received by Poughkeepsie Financial Corp.'s stockholders pursuant to the Merger Agreement in the Form S-4 Registration Statement. Advest further consents to the use of its name under the headings "Background of and PFC's Reasons for the Merger" and "Opinion of PFC's Financial Advisor" in the registration statement.

         By giving such consent, Advest does not thereby admit that it is an expert with respect to any part of such Form S-4 Registration Statement within the meaning of the term "expert" as used in The Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commmission promulgated thereunder

                                                     Yours very truly,

                                                       ADVEST, INC.



                                                  BY:  STEPHEN J. GILHOOLY
                                                  ------------------------
                                                       Stephen J. Gilhooly
                                                       Director
New York, New York
February 20, 1998